Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

AS-7585-24
August 12, 2024

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Non-Executive Director Plan of GeoPark Limited of our reports dated March 27, 2024, with respect to the consolidated financial statements of GeoPark Limited and the effectiveness of internal control over financial reporting of GeoPark Limited included in its Annual Report (Form 20-F) for the year ended December 31, 2023, filed with the Securities and Exchange Commission.

/s/ Ernst & Young Audit S.A.S.

Bogotá, D.C.

August 12, 2024